EXHIBIT 99.3

Midway Drills 23 Meters of 2.3 gpt Gold at Gold Rock, Nevada

November 14, 2011

Denver, Colorado – Midway Gold Corp. ("Midway" or the "Company") (MDW:TSX-V; MDW:NYSE-AMEX) announces that drilling on its Gold Rock Project, White Pine County, Nevada intercepted 23 meters of 2.33 grams per tonne (gpt) gold, including 3 meters of 4.56 gpt gold, in drill hole GR11-16 and 44 meters of 0.96 gpt gold in drill hole GR11-11. The drill results continue to confirm the expected grade and location of mineralization defined by historical drilling. Drill intercepts and hole locations are listed in the table and shown on the map below. Gold Rock is 8 km southeast of Midway’s Pan Project and appears to contain similar host rocks and similar styles of gold mineralization to those at Pan.

Ken Brunk, Midway’s President and COO said “Our verification drilling is continuing to encounter gold mineralization adjacent to the Easy Junior open pit and along strike to the north and south. The results correlate well with the location and grade of gold intercepts found in historical drill holes. This validation of the historic data should allow us to include data from 673 historic drill holes along with our own drilling when estimating a new NI 43-101 compliant resource. We believe Gold Rock could host a gold deposit that is comparable in size to our nearby Pan gold deposit, but with a potentially higher average grade.”

Midway’s 2011 Gold Rock drill program was designed to verify historic reports of gold mineralization indicated in drill results from past operators and to further evaluate this bulk tonnage, Carlin-style, sediment-hosted gold project. Midway’s verification drilling included 21,100 feet in 25 RC holes and 5,260 feet in 6 core holes. Assay results from 7 RC holes and 6 core holes are pending. Results from the first 7 holes were released earlier (see press release dated September 14, 2011).

A 1988 historical report of the resource around the Easy Junior open pit mine estimates the presence of 344,770 oz gold contained in 13.5 million tonnes at a grade of 0.8 gpt gold.  A Qualified Person has not done sufficient work to classify the historical estimate as a current NI 43-101 compliant mineral resource. Midway is not treating the historical estimate as a current mineral resource and the historical estimate should not be relied upon.

In 1986, Echo Bay Mines discovered the Easy Junior gold deposit in what is now the center of Midway's Gold Rock project. Alta Gold conducted open pit mining at Easy Junior between 1989 and 1994; gold recovery continued to 1996. Midway, through its acquisition of Pan-Nevada Gold Corporation, gained control of the project in 2007.

Significant Drill Hole Assay Intercepts
Gold Rock Project, Nevada
Hole No.	Type	From (m)	To (m)	Interval (m)	Gold Grade (gpt)
GR11-08	RC	67.1	115.8	48.8	0.42
GR11-09	RC	138.7	163.1	24.4	0.48
GR11-10	RC	No significant intercept
GR11-11	RC	51.8	96.0	44.2	0.97

Hole No.	Type	From (m)	To (m)	Interval (m)	Gold Grade (gpt)
GR11-12	RC	No significant intercept
GR11-13C	Core	Assays pending
GR11-14C	Core	Assays pending
GR11-15C	Core	Assays pending
GR11-16	RC	144.8	167.6	22.9	2.34
Includes:		147.8	150.9	3.0	4.58
Includes:		153.9	155.4	1.5	3.43
Includes:		158.5	160.0	1.5	4.09
GR11-17	RC	64.0	73.2	9.1	0.32
GR11-18	RC	Assays pending
GR11-19	RC	Assays pending
GR11-20	RC	86.9	94.5	7.6	0.21
		106.7	120.4	13.7	0.93
GR11-21	RC	198.1	211.8	13.7	0.25
GR11-22	RC	No significant intercept
GR11-23C	Core	Assays pending
GR11-24C	Core	Assays pending
GR11-25C	Core	Assays pending
GR11-26	RC	97.5	149.4	51.8	0.67
Includes:		103.6	105.2	1.5	4.47
GR11-27		Assays pending
GR11-28		Assays pending
GR11-29		Assays pending
GR11-30		Assays pending
GR11-31		Assays pending

Reverse circulation drilling was conducted by O’Keefe Drilling of Butte, Montana and National Drilling of Elko, Nevada. Core drilling was conducted by KB Drilling of Carson City, Nevada. Samples were assayed by ALS-Chemex Labs, in Sparks, Nevada by 30-gram fire assays. Results reported represent thickness along the trace of the drill hole and do not necessarily represent true thickness.

Map of Drill Hole Locations
Gold Rock Project, Nevada

This release has been reviewed and approved by Mr. William S. Neal (M.Sc. and CPG), Vice President of Geological Services, and a "Qualified Person" as that term is defined in NI 43-101.

ON BEHALF OF THE BOARD
“Kenneth A. Brunk”
Kenneth A. Brunk, President, COO and Director

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build, and operate gold mines in a manner accountable to all stakeholders while producing an acceptable return to its shareholders.  For more information about Midway, please visit our website at www.midwaygold.com or contact R.J. Smith, Vice President of Administration, at (877) 475-3642 (toll-free).

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans for the projects and resource estimates. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans for the projects, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.

Cautionary note to U.S. investors concerning estimates of reserves and resources: This press release and the technical report referred to in this press release use the terms "resource", "reserve", "measured resources", "indicated resources" and "inferred resources", which are terms defined under Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system. Estimates of mineral resources in this press release and in the technical report referred to in this press release have been prepared in accordance with NI 43-101 and such definitions differ from the definitions in U.S. Securities and Exchange Commission ("SEC") Industry Guide 7. Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. Mineral resources are not mineral reserves and do not have demonstrated economic viability. We advise investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves as defined in the SEC's Guide 7. In addition, "inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures. It cannot be assumed that all or any part of mineral deposits in any of the above categories will ever be upgraded to Guide 7 compliant reserves. Accordingly, disclosure in this press release and in the technical reports referred to in this press release may not be comparable to information from U.S. companies subject to the reporting and disclosure requirements of the SEC.